UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2013

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On August 27, 2013, Brendan J. Dugan was appointed to the Boards of Directors of Investors Bancorp, Inc. and Investors Bank, effective as of the August 27, 2013. Mr. Dugan has forty years of commercial banking experience, having previously served as Chairman and CEO of Sovereign Bank's Metro NY/NJ division. Mr. Dugan is currently the President of St. Francis College in Brooklyn, NY and had served as Chairman of the College's Board of Trustees. Mr. Dugan is committed to community involvement and serves on various boards within the community. No determination has been made as to any board committees to which Mr. Dugan may be appointed. There have been no transactions between Investors Bancorp, Inc. (or Investors Bank) and Mr. Dugan of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

On August 27, 2013, the Boards of Directors of Investors Bancorp, Inc. and Investors Bank were expanded to eleven directors and twelve directors, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: August 30, 2013	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and
Chief Financial Officer